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                                                                      Exhibit 23




                         [COOPERS & LYBRAND LETTERHEAD]





Consent of Independent Accountants
to Incorporation of Opinion by Reference in Registration Statement on Form S-8




We consent to the incorporation by reference in the Registration Statement of Ohio Casualty Corporation on Form S-8 (File No. 05544) of our report dated January 30, 1997, on our audits of the consolidated financial statements and financial statement schedules of Ohio Casualty Corporation and Subsidiaries as of December 31, 1996, 1995 and 1994 and for the years then ended, which report is included in this Annual Report on Form 10-K.




                                   /s/ Coopers & Lybrand L..L.P.
                                   Coopers & Lybrand L.L.P.


Cincinnati, Ohio
March 25, 1997






















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